EXHIBIT 99.1

February 23, 2022
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS 23% INCREASE IN QUARTERLY OPERATING INCOME AND 13% QUARTERLY ORGANIC NET SALES GROWTH

1st Quarter of Fiscal 2022 Net Income up 23% on Operating Income Increase of 23% and Net Sales Increase of 17%

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported an increase in net income of 23% to $86.9 million, or $.63 per diluted share, in the first quarter of fiscal 2022, up from $70.6 million, or $.51 per diluted share, in the first quarter of fiscal 2021.

While net income, operating income and net sales in the first quarter of fiscal 2022 and 2021 were adversely affected by the COVID-19 global pandemic (the "Pandemic") as discussed below, those impacts have been declining over time. Improvement in the commercial aerospace market has resulted in six consecutive quarters of sequential growth in net sales and operating income at the Flight Support Group.

Net sales increased 17% to $490.3 million in the first quarter of fiscal 2022, up from $417.9 million in the first quarter of fiscal 2021. Operating income increased 23% to $98.8 million in the first quarter of fiscal 2022, up from $80.3 million in the first quarter of fiscal 2021. The Company's consolidated operating margin improved to 20.2% in the first quarter of fiscal 2022, up from 19.2% in the first quarter of fiscal 2021.

EBITDA increased 18% to $122.3 million in the first quarter of fiscal 2022, up from $104.0 million in the first quarter of fiscal 2021. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

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Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's first quarter results stating, "We are very pleased to report continued strong trends in quarterly consolidated financial results with quarterly consolidated increases of 23% and 17% in operating income and net sales, respectively. These results reflect 13% organic growth in our net sales principally arising from a continued rebound in demand for our commercial aerospace products and services.

Our total debt to shareholders' equity ratio improved to 10.1% as of January 31, 2022, down from 10.3% as of October 31, 2021. Our net debt (total debt less cash and cash equivalents) of $112.3 million as of January 31, 2022 to shareholders’ equity ratio improved to 4.8% as of January 31, 2022, down from 5.6% as of October 31, 2021.

Our net debt to EBITDA ratio improved to .22x as of January 31, 2022, down from .26x as of October 31, 2021. We have no significant debt maturities until fiscal 2024 and plan to utilize our financial strength and flexibility to aggressively pursue high quality acquisitions of various sizes to accelerate growth and maximize shareholder returns.

As we look ahead to the remainder of fiscal 2022, we expect global commercial air travel to continue on a path to recovery despite the potential for additional Pandemic variants, such as Omicron's recent emergence. We remain cautiously optimistic that the ongoing worldwide rollout of Pandemic vaccines, including boosters, will continue to positively influence global commercial air travel and benefit the markets we serve. But, it still remains very difficult to predict the Pandemic's path and effect, including factors like new variants and vaccination rates, potential supply chain disruptions and inflation, which can impact our key markets. Therefore, we feel it would not be responsible to provide fiscal 2022 net sales and earnings guidance at this time. However, we believe our ongoing conservative policies, strong balance sheet, and high degree of liquidity enable us to continuously invest in new research and development, take advantage of periodic strategic inventory purchasing opportunities, and execute on our successful acquisition program, which collectively position HEICO for market share gains."

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Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's first quarter results stating, "Continuing our growth trend, we achieved quarterly increases of 103% and 37% in operating income and net sales, respectively, as compared to the first quarter of fiscal 2021. These results principally reflect strong quarterly organic net sales growth of 48% for our commercial aerospace parts and services. Additionally, the Flight Support Group has now achieved six consecutive quarters of growth in operating income and net sales.

The Flight Support Group's net sales increased 37% to $272.7 million in the first quarter of fiscal 2022, up from $199.3 million in the first quarter of fiscal 2021. The net sales increase reflects strong organic growth of 30% as well as the impact from our profitable fiscal 2021 acquisitions. The organic growth mainly reflects increased demand for the majority of our commercial aerospace products and services resulting from continued recovery in global commercial air travel as compared to the first quarter of fiscal 2021.

The Flight Support Group's operating income increased 103% to $52.4 million in the first quarter of fiscal 2022, up from $25.8 million in the first quarter of fiscal 2021. The operating income increase principally reflects an improved gross profit margin mainly from the previously mentioned net sales increase across all of our product lines, and efficiencies realized from the higher net sales volume.

The Flight Support Group's operating margin improved to 19.2% in the first quarter of fiscal 2022, up from 13.0% in the first quarter of fiscal 2021. The operating margin increase principally reflects the previously mentioned improved gross profit margin, as well as a decrease in SG&A expenses as a percentage of net sales mainly reflecting the previously mentioned efficiencies."

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's first quarter results stating, "Improved demand and organic net sales growth for our medical and other electronics products were achieved during the quarter while we experienced a slight decrease in defense and space net sales. We also achieved very strong and record order bookings in the quarter.

The Electronic Technologies Group's net sales were $222.3 million in the first quarter of fiscal 2022, as compared to $223.6 million in the first quarter of fiscal 2021. The net sales decrease is mainly attributable to decreased demand for our defense and space products, partially offset by increased demand for our medical and other electronics products, as well as the impact from our profitable fiscal 2021 acquisitions.

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The Electronic Technologies Group's operating income was $55.6 million in the first quarter of fiscal 2022, as compared to $60.1 million in the first quarter of fiscal 2021. The decrease principally reflects a lower level of efficiencies resulting from the previously mentioned net sales decrease, and a lower gross profit margin mainly from an increase in new product research and development expenses as a percentage of net sales to support ongoing new product research and development activities.

The Electronic Technologies Group's operating margin was 25.0% in the first quarter of fiscal 2022, as compared to 26.9% in the first quarter of fiscal 2021. The lower operating income as a percentage of net sales principally reflects an increase in SG&A expenses as a percentage of net sales mainly from the previously mentioned lower level of efficiencies, as well as the previously mentioned lower gross profit margin.”

Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), its net debt to shareholders' equity ratio (calculated as net debt divided by shareholders' equity) and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investor's ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

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(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 81.4 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 54.5 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

HEICO will hold a conference call on Thursday, February 24, 2022 at 9:00 a.m. Eastern Standard Time to discuss its first quarter results. Individuals wishing to participate in the conference call should dial: US and Canada (833) 377-4220, International (206) 596-9903, wait for the conference operator and provide the operator with the Conference ID 7373476. A digital replay will be available two hours after the completion of the conference for 14 days. To access, dial: (404) 537-3406, and enter the Conference ID 7373476.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including, but not limited to: the severity, magnitude and duration of the Pandemic; HEICO’s liquidity and the amount and timing of cash generation; lower commercial air travel caused by the Pandemic and its aftermath, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; our ability to make acquisitions and achieve

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operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues; and defense spending or budget cuts, which could reduce our defense-related revenue. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended January 31,
	2022		2021
Net sales	$490,343		$417,902
Cost of sales	300,133		259,468
Selling, general and administrative expenses	91,388		78,149
Operating income	98,822		80,285
Interest expense	(796)		(2,448)
Other income	226		711
Income before income taxes and noncontrolling interests	98,252		78,548
Income tax expense	4,000	(a)	2,300	(b)
Net income from consolidated operations	94,252		76,248
Less: Net income attributable to noncontrolling interests	7,331		5,652
Net income attributable to HEICO	$86,921	(a)	$70,596	(b)

Net income per share attributable to HEICO shareholders:
Basic	$.64	(a)	$.52	(b)
Diluted	$.63	(a)	$.51	(b)

Weighted average number of common shares outstanding:
Basic	135,635		135,210
Diluted	137,966		137,742

	Three Months Ended January 31,
	2022		2021
Operating segment information:
Net sales:
Flight Support Group	$272,681		$199,334
Electronic Technologies Group	222,336		223,550
Intersegment sales	(4,674)		(4,982)
	$490,343		$417,902

Operating income:
Flight Support Group	$52,376		$25,822
Electronic Technologies Group	55,588		60,128
Other, primarily corporate	(9,142)		(5,665)
	$98,822		$80,285

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the first quarter of fiscal 2022, the Company recognized a $17.8 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $17.5 million, or $.13 per basic and diluted share.

(b)During the first quarter of fiscal 2021, the Company recognized a $13.5 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $13.4 million, or $.10 per basic and diluted share.

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	January 31, 2022	October 31, 2021
Cash and cash equivalents	$124,818	$108,298
Accounts receivable, net	227,828	244,919
Contract assets	82,238	80,073
Inventories, net	503,506	478,050
Prepaid expenses and other current assets	36,172	26,045
Total current assets	974,562	937,385
Property, plant and equipment, net	194,604	193,638
Goodwill	1,446,250	1,450,395
Intangible assets, net	566,090	582,307
Other assets	332,389	334,682
Total assets	$3,513,895	$3,498,407

Current maturities of long-term debt	$1,484	$1,515
Other current liabilities	272,396	293,365
Total current liabilities	273,880	294,880
Long-term debt, net of current maturities	235,650	234,983
Deferred income taxes	40,243	40,761
Other long-term liabilities	363,777	378,257
Total liabilities	913,550	948,881
Redeemable noncontrolling interests	258,289	252,587
Shareholders’ equity	2,342,056	2,296,939
Total liabilities and equity	$3,513,895	$3,498,407

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended January 31,
	2022	2021
Operating Activities:
Net income from consolidated operations	$94,252	$76,248
Depreciation and amortization	23,222	23,003
Share-based compensation expense	3,614	2,229
Employer contributions to HEICO Savings and Investment Plan	3,165	2,840
Deferred income tax benefit	(322)	(8,345)
(Decrease) increase in accrued contingent consideration, net	(114)	432
Decrease in accounts receivable	16,191	9,234
(Increase) decrease in contract assets	(1,780)	2,623
(Increase) decrease in inventories	(26,967)	2,602
Decrease in current liabilities	(36,328)	(10,973)
Other	3,047	7,306
Net cash provided by operating activities	77,980	107,199

Investing Activities:
Investments related to HEICO Leadership Compensation Plan	(10,100)	(10,400)
Capital expenditures	(8,691)	(15,509)
Acquisitions, net of cash acquired	—	(345)
Other	(1,168)	983
Net cash used in investing activities	(19,959)	(25,271)

Financing Activities:
Borrowings (payments) on revolving credit facility, net	1,000	(70,000)
Redemptions of common stock related to stock option exercises	(23,623)	(3,571)
Cash dividends paid	(12,227)	(10,818)
Distributions to noncontrolling interests	(6,046)	(7,744)
Revolving credit facility issuance costs	—	(1,468)
Proceeds from stock option exercises	769	2,450
Other	207	(256)
Net cash used in financing activities	(39,920)	(91,407)

Effect of exchange rate changes on cash	(1,581)	2,030

Net increase (decrease) in cash and cash equivalents	16,520	(7,449)
Cash and cash equivalents at beginning of year	108,298	406,852
Cash and cash equivalents at end of period	$124,818	$399,403

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Three Months Ended January 31,
EBITDA Calculation	2022	2021
Net income attributable to HEICO	$86,921	$70,596
Plus: Depreciation and amortization	23,222	23,003
Plus: Net income attributable to noncontrolling interests	7,331	5,652
Plus: Interest expense	796	2,448
Plus: Income tax expense	4,000	2,300
EBITDA (a)	$122,270	$103,999

	Trailing Twelve Months Ended
EBITDA Calculation	January 31, 2022	October 31, 2021
Net income attributable to HEICO	$320,545	$304,220
Plus: Depreciation and amortization	93,238	93,019
Plus: Net income attributable to noncontrolling interests	27,217	25,538
Plus: Interest expense	5,633	7,285
Plus: Income tax expense	59,000	57,300
EBITDA (a)	$505,633	$487,362

Net Debt Calculation	January 31, 2022	October 31, 2021
Total debt	$237,134	$236,498
Less: Cash and cash equivalents	(124,818)	(108,298)
Net debt (a)	$112,316	$128,200

Net debt	$112,316	$128,200
Shareholders' equity	$2,342,056	$2,296,939
Net debt to shareholders' equity ratio (a)	4.8%	5.6%

Net debt	$112,316	$128,200
EBITDA (trailing twelve months)	$505,633	$487,362
Net debt to EBITDA ratio (a)	.22	.26

(a) See the "Non-GAAP Financial Measures" section of this press release.